UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 22, 2015, Eastern Virginia Bankshares, Inc. (the “Company”) entered in a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with eleven institutional accredited investors (the “Purchasers”) pursuant to which the Company sold $20.0 million in aggregate principal amount of its 6.50% Fixed to Floating Rate Subordinated Notes due 2025 (the “Notes”) to the Purchasers at a price equal to 100% of the aggregate principal amount of the Notes. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Accordingly, the Notes were offered and sold exclusively to persons who are “accredited investors” within the meaning of Rule 501(a) of Regulation D.

Also on April 22, 2015, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to take steps, within certain time periods following the closing date for the issuance of the Notes (the “Closing Date”) as specified in the Registration Rights Agreement, to provide for the exchange of the Notes for subordinated notes that are registered with the Securities and Exchange Commission (“SEC”) and have substantially the same terms as the Notes. Among other things, the Company has agreed to file an exchange offer registration statement with the SEC not later than 90 days after the Closing Date, to use its reasonable best efforts to cause such exchange offer registration statement to be declared effective by the SEC no later than the 120th day after the Closing Date, and to use its reasonable best efforts to complete the exchange offer within 45 days after the effectiveness of the exchange offer registration statement. The Company would be required to pay additional interest, as specified in the Registration Rights Agreement, if it fails to comply with its registration obligations under the Notes within the time periods specified in the Registration Rights Agreement.

The Purchase Agreement is attached as Exhibit 10.26 to this Current Report on Form 8-K and is incorporated herein by reference. The Registration Rights Agreement is attached as Exhibit 10.27 to this Current Report on Form 8-K and is incorporated herein by reference. The descriptions herein of the Purchase Agreement and the Registration Rights Agreement are summaries, do not purport to be complete and are qualified in their entirety by reference to the forms of the Purchase Agreement and the Registration Rights Agreement, respectively.

The Notes were issued under an Indenture, dated April 22, 2015 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Trustee will also serve as the initial paying agent and registrar with respect to the Notes.

The Notes have a maturity date of May 1, 2025 and bear interest at a fixed rate of 6.50% per year, from and including April 22, 2015 to but excluding May 1, 2020, payable semi-annually in arrears. From and including May 1, 2020 to the maturity date or early redemption date, the interest rate will reset quarterly to an interest rate per year equal to the then current three month LIBOR rate plus 502 basis points, payable quarterly in arrears. The Notes are not convertible or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary and are not subject to redemption at the option of the holder. Prior to May 1, 2020, the Company may redeem the Notes, in whole but not in part, only under certain limited circumstances set forth in the Indenture; on or after May 1, 2020, the Company may redeem the Notes, in whole or in part, at its option. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption.

Principal and interest on the Notes are subject to acceleration in the event of certain bankruptcy-related events with respect to the Company, certain continuing events of default under the Indenture, or a failure by the Company to make payments of interest or principal when due. The Notes are unsecured, subordinated obligations of the Company and rank junior in right to payment to the Company’s current and future senior indebtedness.

The Indenture and the forms of Note are attached as Exhibit 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the Indenture and the Notes herein are summaries, do not purport to be complete and are qualified in their entirety by reference to the Indenture and forms of Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.3	Indenture, dated April 22, 2015, by and between Eastern Virginia Bankshares, Inc. and U.S. Bank National Association, as trustee

4.4	Forms of 6.50% Subordinated Note due 2025 (included as Exhibit A-1 and Exhibit A-2 in Exhibit 4.3 filed herewith)

10.26	Subordinated Note Purchase Agreement, dated April 22, 2015, by and among Eastern Virginia Bankshares, Inc. and the purchasers identified therein

10.27	Registration Rights Agreement, dated April 22, 2015, by and among Eastern Virginia Bankshares, Inc. and the purchasers identified therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: April 24, 2015		/s/ J. Adam Sothen
	By:	J. Adam Sothen
Executive Vice President &
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.3	Indenture, dated April 22, 2015, by and between Eastern Virginia Bankshares, Inc. and U.S. Bank National Association, as trustee

4.4	Forms of 6.50% Subordinated Note due 2025 (included as Exhibit A-1 and Exhibit A-2 in Exhibit 4.3 filed herewith)

10.26	Subordinated Note Purchase Agreement, dated April 22, 2015, by and among Eastern Virginia Bankshares, Inc. and the purchasers identified therein

10.27	Registration Rights Agreement, dated April 22, 2015, by and among Eastern Virginia Bankshares, Inc. and the purchasers identified therein

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